Exhibit (e)(2)

APPENDIX A

This APPENDIX A, dated as of February     , 2014, is Appendix A to that certain Distribution Agreement dated as of October 1, 2008, between BlackRock Funds II and BlackRock Investments, LLC (formerly known as BlackRock Investments, Inc.).

BlackRock Funds II
BlackRock Aggressive Growth Prepared Portfolio
BlackRock Core Bond Portfolio
BlackRock Conservative Prepared Portfolio
BlackRock Emerging Markets Flexible Dynamic Bond Portfolio
BlackRock Floating Rate Income Portfolio
BlackRock Global Dividend Portfolio
BlackRock GNMA Portfolio
BlackRock Growth Prepared Portfolio
BlackRock High Yield Bond Portfolio
BlackRock Inflation Protected Bond Portfolio
BlackRock International Bond Portfolio
BlackRock Investment Grade Bond Portfolio
BlackRock Low Duration Bond Portfolio
BlackRock Moderate Prepared Portfolio
BlackRock Multi-Asset Income Portfolio
BlackRock Secured Credit Portfolio
BlackRock Strategic Income Opportunities Portfolio
BlackRock U.S. Government Bond Portfolio
LifePath® Active 2015 Portfolio
LifePath® Active 2020 Portfolio
LifePath® Active 2025 Portfolio
LifePath® Active 2030 Portfolio
LifePath® Active 2035 Portfolio
LifePath® Active 2040 Portfolio
LifePath® Active 2045 Portfolio
LifePath® Active 2050 Portfolio
LifePath® Active 2055 Portfolio

Agreed to and accepted as of February , 2014.

BLACKROCK FUNDS II

By:
Name:
Title:

BLACKROCK INVESTMENTS, LLC

By:
Name:
Title: